Exhibit 3.2

AMENDED AND RESTATED BYLAWS
OF
W. R. GRACE & CO.

ARTICLE I

Stockholders

Section 1.1.          Annual Meetings.  An annual meeting of stockholders of W. R. Grace & Co. (the “Corporation”) for the election of directors and for the transaction of any other proper business shall be held at such date, time and place (either within or without the State of Delaware) or may not be held at any place, but may instead be held solely by means of remote communication, as may be designated by the Corporation’s board of directors (the “Board of Directors”) from time to time.

Section 1.2.          Special Meetings.  Special meetings of stockholders of the Corporation (a) may be called at any time by the chairperson of the Board of Directors (the “Chair”), if any, the vice chairperson of the Board of Directors (the “Vice Chair”), if any, the co-Chief Executive Officers of the Corporation (the “co-Chief Executive Officers”), or the Board of Directors, to be held at such date, time and place (either within or without the State of Delaware) or may not be held at any place, but may instead be held solely by means of remote communication, as may be stated in the notice of the meeting, and (b) shall be called by the secretary of the Corporation (the “Secretary”) upon the written request, stating the purpose of the meeting, of stockholders of the Corporation who together own of record a majority of the outstanding shares of each class of stock of the Corporation entitled to vote at such meeting.

Section 1.3.          Notice of Meetings.

(a)          Whenever stockholders of the Corporation are required or permitted to take any action at a meeting, a written notice of the meeting shall be given stating the place, if any, date and hour of the meeting, the means of remote communications, if any, by which stockholders of the Corporation and proxyholders may be deemed to be present in person and vote at such meeting, the record date for determining the stockholders of the Corporation entitled to vote at the meeting, if such date is different from the record date for determining stockholders of the Corporation entitled to notice of the meeting, and, in the case of a special meeting, the purpose or purposes for which the meeting is called.  Unless otherwise provided by applicable law, the written notice of any meeting shall be given not less than ten nor more than sixty days before the date of the meeting to each stockholder of the Corporation entitled to vote at such meeting as of the record date for determining the stockholders of the Corporation entitled to notice of the meeting.  If mailed, such notice shall be deemed to be given when deposited in the United States mail, postage prepaid, directed to the stockholder of the Corporation at such stockholder’s address as it appears on the records of the Corporation.

(b)          In addition, if a stockholder of the Corporation has consented to receive notices by a form of electronic transmission, then, so long as such consent has not been properly revoked by such stockholder or deemed revoked pursuant to Section 232(a) of the General Corporation Law of the State of Delaware, as may be amended from time to time (the “DGCL”), such notice (i) by facsimile telecommunication, or by electronic mail, shall be deemed to be given when directed to a number or an electronic mail address, respectively, at which such stockholder has consented to receive notice, (ii) by a posting on an electronic network together with separate notice to such stockholder of such specific posting shall be deemed given, upon the later of (A) such posting, and (B) the giving of such separate notice, and (iii) by any other form of electronic transmission, shall be deemed to be given when directed to such stockholder.

(c)          For purposes of these bylaws (these “Bylaws”), “electronic transmission” means any form of communication, not directly involving the physical transmission of paper, including the use of, or participation in, one or more electronic networks or databases (including one or more distributed electronic networks or databases), that creates a record that may be retained, retrieved and reviewed by a recipient thereof, and that may be directly reproduced in paper form by such a recipient through an automated process.

(d)          Notice shall be deemed to have been given to all stockholders of the Corporation of record who share an address if notice is given in accordance with the “householding” rules set forth in the rules of the Securities and Exchange Commission under the Securities Exchange Act of 1934 and the rules and regulations promulgated thereunder, in each case as may be amended from time to time, and Section 233 of the DGCL.

Section 1.4.          Adjournments and Postponements.

(a)          Subject to applicable law, any meeting of stockholders of the Corporation, annual or special, may be adjourned from time to time, to reconvene at the same or some other place, if any, thereof, and the means of remote communications, if any, and notice need not be given of any such adjourned meeting if the time and place and/or means of remote communication (as applicable) thereof are announced at the meeting at which the adjournment is taken.  At the adjourned meeting, the Corporation may transact any business that might have been transacted at the original meeting.  If the adjournment is for more than thirty days, or if after the adjournment a new record date is fixed for the adjourned meeting, a notice of the adjourned meeting shall be given to each stockholder of the Corporation of record entitled to vote at such meeting.

(b)          In addition, subject to applicable law, any meeting of stockholders of the Corporation, annual or special, may be postponed by the Board of Directors at any time before such meeting has been convened, and such postponement shall be considered a cancellation of the originally noticed meeting.  Notice of the postponed meeting shall be given to each stockholder of the Corporation of record entitled to vote at the meeting.

Section 1.5.          Quorum.

(a)          At each meeting of stockholders of the Corporation, except where otherwise provided by applicable law or the certificate of incorporation, as may be amended, restated or amended and restated from time to time in accordance with its terms and applicable law (the “Charter”) or these Bylaws, the holders of a majority of the issued and outstanding shares of stock of the Corporation entitled to vote on a matter at the meeting, present in person or represented by proxy, shall constitute a quorum.  In the absence of a quorum of the holders of any class of stock of the Corporation entitled to vote on a matter, either (i) the holders of such class so present or represented may, by majority vote, adjourn the meeting of such class from time to time in the manner provided by Section 1.4(b) of these Bylaws until a quorum of such class shall be so present or represented or (ii) the chairperson of the meeting may on his or her own motion adjourn the meeting from time to time in the manner provided by Section 1.4(b) of these Bylaws until a quorum of such class shall be so present and represented without the approval of the stockholders of the Corporation who are present in person or represented by proxy and entitled to vote, without notice other than announcement at the meeting.

(b)          Shares of the Corporation’s own capital stock belonging, on the record date for determining stockholders of the Corporation entitled to vote at the meeting, to the Corporation or to another corporation, if a majority of the shares entitled to vote in the election of directors of such other corporation is held, directly or indirectly, by the Corporation, shall neither be entitled to vote nor be counted for quorum purposes; provided, however, that the foregoing shall not limit the right of the Corporation to vote stock, including but not limited to its own stock, held by it in a fiduciary capacity.

Section 1.6.          Organization.  Meetings of stockholders of the Corporation shall be presided over by the Chair, if any, or, in the absence of the Chair or if the Chair is unable to act, by the Vice Chair, if any, or, in the absence of the Vice Chair or if the Vice Chair is unable to act, by a Chief Executive Officer or, in the absence of a Chief Executive Officer or if the co-Chief Executive Officers are unable to act, by a vice president of the Corporation or, in the absence of the foregoing persons or if the foregoing persons are unable to act, by a chairperson designated by the Board of Directors or, in the absence of such designation or if such designee is unable to act, by a chairperson chosen at the meeting.  The Secretary or, in the absence of the Secretary or if the Secretary is unable to act, an assistant secretary of the Corporation, shall act as secretary of the meeting, but in the absence of the Secretary and any assistant secretary of the Corporation or if neither is able to act, the chairperson of the meeting may appoint any person to act as secretary of the meeting.  The order of business at each such meeting shall be as determined by the chairperson of the meeting.  The chairperson of the meeting shall have the right and authority to prescribe such rules, regulations and procedures and to do all such acts and things as are necessary or desirable for the proper conduct of the meeting, including, without limitation, the establishment of procedures for the maintenance of order and safety, limitations on the time allotted to questions or comments on the affairs of the Corporation, restrictions on entry to such meeting after the time prescribed for the commencement thereof and the opening and closing of the voting polls.

Section 1.7.          Voting; Proxies.

(a)          Unless otherwise provided in the Charter, each stockholder of the Corporation entitled to vote at any meeting of stockholders of the Corporation shall be entitled to one vote for each share of capital stock of the Corporation held by such stockholder who has voting power upon the matter in question.

(b)          Each stockholder of the Corporation entitled to vote at a meeting of stockholders of the Corporation or to express consent or dissent to corporate action in writing without a meeting may authorize another person or persons to act for such stockholder by proxy, but no such proxy shall be voted or acted upon after three years from its date, unless the proxy provides for a longer period.

(c)          A duly executed proxy shall be irrevocable if it states that it is irrevocable and if, and only as long as, it is coupled with an interest sufficient in law to support an irrevocable power, regardless of whether the interest with which it is coupled is an interest in the stock itself or an interest in the Corporation generally; provided, however, that a stockholder of the Corporation may revoke any proxy that is not irrevocable by attending the meeting and voting in person or by filing an instrument in writing revoking the proxy or another duly executed proxy bearing a later date with the Secretary.  Voting at meetings of stockholders of the Corporation need not be by written ballot and need not be conducted by inspectors unless the holders of a majority of the outstanding shares of all classes of stock of the Corporation entitled to vote thereon present in person or represented by proxy at such meeting shall so determine.

(d)          Directors shall be elected by a plurality of the votes of the shares of the Corporation present in person or represented by proxy at the meeting and entitled to vote on the election of directors.  In all other matters, unless otherwise provided by applicable law or by the Charter or these Bylaws, the affirmative vote of the holders of a majority of the shares of the Corporation present in person or represented by proxy at the meeting and entitled to vote on the subject matter shall be the act of the stockholders of the Corporation.

Section 1.8.          Fixing Date for Determination of Stockholders of Record.

(a)          In order that the Corporation may determine the stockholders of the Corporation entitled to notice of any meeting of stockholders of the Corporation or any adjournment thereof or, if necessary, any postponement thereof effected pursuant to Section 1.4(b) of these Bylaws, the Board of Directors may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted by the Board of Directors, and which record date shall not be more than sixty nor less than ten days before the date of such meeting.  If the Board of Directors so fixes a date, such date shall also be the record date for determining the stockholders of the Corporation entitled to vote at such meeting unless the Board of Directors determines, at the time it fixes such record date, that a later date on or before the date of the meeting shall be the date for making such determination.  If no record date is fixed by the Board of Directors, the record date for determining stockholders of the Corporation entitled to notice of and to vote at a meeting of stockholders of the Corporation shall be at the close of business in the State of Delaware on the day next preceding the day on which notice is given, or, if notice is waived, at the close of business in the State of Delaware on the day next preceding the day on which the meeting is held.  A determination of stockholders of the Corporation of record entitled to notice of or to vote at a meeting of stockholders of the Corporation shall apply to any adjournment of the meeting or, if necessary, any postponement of the meeting effected pursuant to Section 1.4(b) of these Bylaws; provided, however, that the Board of Directors may fix a new record date for determination of stockholders of the Corporation entitled to vote at the adjourned or, if necessary, any postponed meeting, and in such case shall also fix as the record date for stockholders of the Corporation entitled to notice of such adjourned or postponed meeting the same or an earlier date as that fixed for determination of stockholders of the Corporation entitled to vote in accordance with the foregoing provisions of this Section 1.8 at the adjourned or postponed meeting.

(b)          In order that the Corporation may determine the stockholders of the Corporation entitled to consent to corporate action in writing without a meeting, the Board of Directors may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted by the Board of Directors, and which date shall not be more than ten days after the date upon which the resolution fixing the record date is adopted by the Board of Directors.  If no record date has been fixed by the Board of Directors, the record date for determining stockholders of the Corporation entitled to consent to corporate action in writing without a meeting, when no prior action by the Board of Directors is required by applicable law, shall be the first date on which a signed written consent setting forth the action taken or proposed to be taken is delivered to the Corporation by delivery to its registered office in the State of Delaware, to its principal place of business, to an officer or agent of the Corporation having custody of the book in which proceedings of meetings of stockholders of the Corporation are recorded or otherwise (taking into account any processes and procedures instituted by the Corporation pursuant to Section 6.6 of these Bylaws).  Delivery made to the Corporation’s registered office shall be by hand or by certified or registered mail, return receipt requested.  If no record date has been fixed by the Board of Directors and prior action by the Board of Directors is required by applicable law, the record date for determining stockholders of the Corporation entitled to consent to corporate action in writing without a meeting shall be at the close of business in the State of Delaware on the day on which the Board of Directors adopts the resolution taking such prior action.

(c)          In order that the Corporation may determine the stockholders of the Corporation entitled to receive payment of any dividend or other distribution or allotment of any rights or the stockholders entitled to exercise any rights in respect of any change, conversion or exchange of stock, or for the purpose of any other lawful action, the Board of Directors may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted, and which record date shall be not more than sixty days prior to the effectiveness of such action.  If no record date is fixed, the record date for determining stockholders of the Corporation for any such purpose shall be at the close of business in the State of Delaware on the day on which the Board of Directors adopts the resolution relating thereto.

Section 1.9.          List of Stockholders Entitled to Vote.  The Secretary shall prepare, at least ten days before every meeting of stockholders of the Corporation, a complete list of the stockholders of the Corporation entitled to vote at the meeting; provided, however, if the record date for determining the stockholders of the Corporation entitled to vote is less than ten days before the meeting date, the list shall reflect the stockholders of the Corporation entitled to vote as of the tenth day before the meeting date, arranged in alphabetical order, and showing the address of each stockholder and the number of shares registered in the name of each stockholder.  Nothing in this Section 1.9 shall require the Corporation to include electronic mail addresses or other electronic contact information on such list.  Such list shall be open to the examination of any stockholder of the Corporation for any purpose germane to the meeting for a period of at least ten days prior to the meeting:  (a) on a reasonably accessible electronic network; provided that the information required to gain access to such list is provided with the notice of the meeting; or (b) during ordinary business hours, at the principal place of business of the Corporation.  If the meeting is to be held at a place, then a list of stockholders of the Corporation entitled to vote at the meeting shall be produced and kept at the time and place of the meeting during the whole time thereof and may be examined by any stockholder of the Corporation who is present.  If the meeting is to be held solely by means of remote communication, then such list shall also be open to the examination of any stockholder of the Corporation during the whole time of the meeting on a reasonably accessible electronic network, and the information required to access such list shall be provided with the notice of the meeting.  In the event that the Corporation determines to make the list available on an electronic network, the Corporation may take reasonable steps to ensure that such information is available only to stockholders of the Corporation.

Section 1.10.        Consent of Stockholders in Lieu of Meeting.

(a)          Unless otherwise provided in the Charter, any action required by applicable law to be taken at any annual or special meeting of stockholders of the Corporation, or any action which may be taken at any annual or special meeting of such stockholders, may be taken without a meeting, without prior notice and without a vote, if a consent or consents in writing, setting forth the action so taken, shall be signed by the holders of outstanding stock of the Corporation having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares of the Corporation entitled to vote thereon were present and voted and shall be delivered to the Corporation by delivery (i) to its registered office in the State of Delaware by hand or by certified mail or registered mail, return receipt requested, (ii) to its principal place of business, (iii) to an officer or agent of the Corporation having custody of the book in which proceedings of meetings of stockholders of the Corporation are recorded or (iv) otherwise (taking into account any processes and procedures instituted by the Corporation pursuant to Section 6.6 of these Bylaws).

(b)          No written consent shall be effective to take the corporate action referred to therein unless written consents signed by a sufficient number of holders to take action are delivered to the Corporation in the manner required by this Section 1.10 within sixty days of the first date on which a written consent is so delivered to the Corporation.

(c)          A telegram, cablegram or other electronic transmission consenting to an action to be taken and transmitted by a stockholder of the Corporation or proxyholder, or by a person or persons authorized to act for a stockholder or proxyholder, shall be deemed to be written and signed for the purposes of this Section 1.10; provided, that any such telegram, cablegram or other electronic transmission sets forth or is delivered with information from which the Corporation can determine (i) that the telegram, cablegram or other electronic transmission was transmitted by the stockholder of the Corporation or proxyholder or by a person or persons authorized to act for the stockholder or proxyholder and (ii) the date on which such stockholder or proxyholder or authorized person or persons transmitted such telegram, cablegram or electronic transmission.  No consent given by telegram, cablegram or other electronic transmission shall be deemed to have been delivered until such consent is reproduced in paper form and until such paper form shall be delivered to the Corporation by delivery (A) to its registered office in the State of Delaware by hand or by certified or registered mail, return receipt requested, (B) to its principal place of business, (C) to an officer or agent of the Corporation having custody of the book in which proceedings of meetings of stockholders are recorded or (D) otherwise (taking into account any processes and procedures instituted by the Corporation pursuant to Section 6.6 of these Bylaws).  Notwithstanding the foregoing limitations on delivery, consents given by telegram, cablegram or other electronic transmission, may be otherwise delivered to the principal place of business of the Corporation, to an officer or agent of the Corporation having custody of the book in which proceedings of meetings of stockholders are recorded or otherwise (taking into account any processes and procedures instituted by the Corporation pursuant to Section 6.6 of these Bylaws) if, to the extent and in the manner provided by resolution of the Board of Directors, these Bylaws or the Charter.  Any copy, facsimile or other reliable reproduction of a consent in writing may be substituted or used in lieu of the original writing for any and all purposes for which the original writing could be used, provided that such copy, facsimile or other reproduction shall be a complete reproduction of the entire original writing.

(d)          Prompt notice of the taking of the corporate action without a meeting by less than unanimous written consent shall be given to those stockholders who have not consented in writing and who, if the action had been taken at a meeting, would have been entitled to notice of the meeting if the record date for such meeting had been the date that written consents signed by a sufficient number of stockholders to take the action were delivered to the Corporation as provided in this Section 1.10.

(e)          Any person executing a consent may provide, whether through instruction to an agent or otherwise, that such a consent will be effective at a future time (including a time determined upon the happening of an event), no later than sixty days after such instruction is given or such provision is made, if evidence of such instruction or provision is provided to the Corporation.  Unless otherwise provided, any such consent shall be revocable prior to its becoming effective.

ARTICLE II

Board of Directors

Section 2.1.          Powers; Number; Qualifications.  The business and affairs of the Corporation shall be managed by or under the direction of the Board of Directors, except as may be otherwise provided by applicable law or the Charter.  The Board of Directors shall consist of one or more members (each of whom shall be a natural person), the number thereof to be determined from time to time by the Board of Directors.  Directors need not be stockholders of the Corporation.

Section 2.2.          Election; Term of Office; Death; Resignation; Removal; Vacancies.

(a)          Each director shall hold office until his or her successor is elected and qualified or until his or her earlier death, resignation or removal.  Any director may resign at any time upon written notice to the Board of Directors or to the co-Chief Executive Officers or the Secretary.  Such resignation shall be effective when it is delivered unless the resignation specifies a later effective date or an effectiveness determined upon the happening of an event or events, in which case it shall be effective at such later date or upon the happening of such event or events, and unless otherwise specified therein no acceptance of such resignation shall be necessary to make it effective.

(b)          Any director or the entire Board of Directors may be removed, with or without cause, by the holders of a majority of the shares of the Corporation then entitled to vote at an election of directors.

(c)          Unless otherwise provided in the Charter or these Bylaws, vacancies and newly created directorships resulting from any increase in the authorized number of directors elected by all of the stockholders of the Corporation having the right to vote as a single class or from any other cause may be filled by a majority of the directors then in office, although less than a quorum, or by the sole remaining director.  Any director elected or appointed to fill a vacancy shall hold office until the next annual meeting of the stockholders of the Corporation and his or her successor is elected and qualified or until his or her earlier death, resignation or removal.

Section 2.3.          Regular Meetings.  Subject to Section 2.5 of these Bylaws, regular meetings of the Board of Directors may be held at such places within or without the State of Delaware and at such times as the Board of Directors may from time to time determine, and if so determined notice thereof need not be given.

Section 2.4.          Special Meetings.  Subject to Section 2.5 of these Bylaws, special meetings of the Board of Directors may be held at any time or place within or without the State of Delaware whenever called by the Chair, if any, the Vice Chair, if any, the co-Chief Executive Officers or by any two directors.  Reasonable notice thereof shall be given by the person or persons calling the meeting.

Section 2.5.          Participation in Meetings by Conference Telephone Permitted.  Unless otherwise restricted by the Charter or these Bylaws, members of the Board of Directors, or any committee designated by the Board of Directors, may participate in a meeting of the Board of Directors or of such committee, as the case may be, by means of conference telephone or other communications equipment by means of which all persons participating in the meeting can hear each other, and participation in a meeting pursuant to this Section 2.5 shall constitute presence in person at such meeting.

Section 2.6.          Quorum; Vote Required for Action.  Unless the Charter provides otherwise, at all meetings of the Board of Directors, one-third of the entire Board of Directors shall constitute a quorum for the transaction of business.  The vote of a majority of the directors present at a meeting at which a quorum is present shall be the act of the Board of Directors unless the Charter or these Bylaws shall require a vote of a greater number.  In case at any meeting of the Board of Directors a quorum shall not be present, the members of the Board of Directors present may adjourn the meeting from time to time until a quorum shall be present.

Section 2.7.          Organization.  Meetings of the Board of Directors shall be presided over by the Chair, if any, or, in the absence of the Chair or if the Chair is unable to act, by the Vice Chair, if any, or, in the absence of the Vice Chair or if the Vice Chair is unable to act, by a Chief Executive Officer or, in the absence of a Chief Executive Officer or if the co-Chief Executive Officers are unable to act, by a vice president of the Corporation or, in the absence of the foregoing persons or if the foregoing persons are unable to act, by a chairperson designated by the Board of Directors at the meeting.  The Secretary or, in the absence of the Secretary or if the Secretary is unable to act, an assistant secretary of the Corporation, shall act as secretary of the meeting, but in the absence of the Secretary and any assistant secretary of the Corporation, the chairperson of the meeting may appoint any person to act as secretary of the meeting.

Section 2.8.          Action by Directors Without a Meeting.  Unless otherwise restricted by the Charter or these Bylaws, any action required or permitted to be taken at any meeting of the Board of Directors or of any committee thereof may be taken without a meeting if all members of the Board of Directors or of such committee, as the case may be, consent thereto in writing, or by electronic transmission and the writing or writings or electronic transmission or electronic transmissions are filed with the minutes of proceedings of the Board of Directors or committee.  Such filing shall be in paper form if the minutes are maintained in paper form and shall be in electronic form if the minutes are maintained in electronic form.  Any person (whether or not then a director) may provide, whether through instruction to an agent or otherwise, that a consent to action will be effective at a future time (including a time determined upon the happening of an event), no later than sixty days after such instruction is given or such provision is made and such consent shall be deemed to have been given for purposes of this Section 2.8 at such effective time so long as such person is then a director and did not revoke the consent prior to such time.  Any such consent shall be revocable prior to its becoming effective.

Section 2.9.          Compensation of Directors.  Unless otherwise restricted by the Charter or these Bylaws, the Board of Directors shall have the authority to fix the compensation of directors.

ARTICLE III

Committees

Section 3.1.          Committees.  The Board of Directors may designate one or more committees, each committee to consist of one or more of the directors of the Corporation.  The Board of Directors may designate one or more directors as alternate members of any committee, who may replace any absent or disqualified member at any meeting of the committee.  In the absence or disqualification of a member of a committee, the member or members thereof present at any meeting and not disqualified from voting, whether or not such member or members constitute a quorum, may unanimously appoint another member of the Board of Directors to act at the meeting in the place of any such absent or disqualified member.  Any such committee, to the extent provided in the resolution of the Board of Directors or in these Bylaws, shall have and may exercise all the powers and authority of the Board of Directors in the management of the business and affairs of the Corporation, and may authorize the seal of the Corporation (if any) to be affixed to all papers that may require it, but no such committee shall have the power or authority in reference to the following matters:  (a) approving or adopting, or recommending to the stockholders of the Corporation, any action or matter (other than the election or removal of directors) expressly required by applicable law to be submitted to stockholders of the Corporation for approval; (b) adopting, amending or repealing these Bylaws; or (c) removing or indemnifying directors.

Section 3.2.          Committee Rules; Quorum.  Unless the Board of Directors otherwise provides, each committee designated by the Board of Directors may adopt, amend or repeal rules for the conduct of its business.  In the absence of a provision by the Board of Directors or a provision in the rules of such committee to the contrary, a majority of the directors then serving on such committee shall constitute a quorum for the transaction of business, the vote of a majority of the members present at a meeting at the time of such vote if a quorum is then present shall be the act of such committee, and in other respects each committee shall conduct its business in the same manner as the Board of Directors conducts its business pursuant to Article II of these Bylaws.

ARTICLE IV

Officers

Section 4.1.          Officers; Election.  From time to time, the Board of Directors shall elect two co-Chief Executive Officers and a Secretary, and it may, if it so determines, elect from among its members a Chair and a Vice Chair.  The Board of Directors may also elect one or more vice presidents, one or more assistant vice presidents, one or more assistant secretaries, a Chief Financial Officer or one or more assistant treasurers or such other officers of the Corporation as the Board of Directors may deem desirable and may give any of them such further designations or alternate titles as it considers desirable.  Any number of offices of the Corporation may be held by the same person unless the Charter or these Bylaws provide otherwise.  The election of an officer of the Corporation shall not in and of itself create any contractual rights.

Section 4.2.          Term of Office; Death; Resignation; Removal; Vacancies.  Unless otherwise provided in the resolution of the Board of Directors electing any officer of the Corporation, each officer of the Corporation shall hold office until his or her successor is elected and qualified or until his or her earlier death, resignation or removal.  Any officer of the Corporation may resign at any time upon written notice to the Board of Directors or to the co-Chief Executive Officers or the Secretary of the Corporation.  Such resignation shall be effective when it is delivered unless the resignation specifies a later effective date or an effectiveness determined upon the happening of an event or events, in which case it shall be effective at such later date or upon the happening of such event or events, and unless otherwise specified therein, no acceptance of such resignation shall be necessary to make it effective.  The Board of Directors may remove any officer of the Corporation with or without cause at any time.  Any vacancy occurring in any office of the Corporation by death, resignation, removal or otherwise may be filled by the Board of Directors at any regular or special meeting.

Section 4.3.          Powers and Duties.  The officers of the Corporation shall have such powers and duties in the management of the Corporation as shall be stated in these Bylaws or in a resolution of the Board of Directors that is not inconsistent with these Bylaws and, to the extent not so stated, as generally pertain to their respective offices, subject to the control of the Board of Directors.  The Secretary shall have the duty to record the proceedings of the meetings of the stockholders of the Corporation, the Board of Directors and any committees in a book to be kept for that purpose.  Unless otherwise required by applicable law, all contracts or other agreements, understandings, arrangements or instruments of the Corporation shall be executed on behalf of the Corporation by the co-Chief Executive Officers or any vice president of the Corporation, such other employee of the Corporation authorized in writing by the co-Chief Executive Officers or any vice president of the Corporation, with such limitations or restrictions as may be authorized by the Board of Directors.  In case any officer is absent, or for any other reason that the Board of Directors may deem necessary or desirable, the co-Chief Executive Officers or the Board of Directors may delegate for the time being the powers or duties of such officer to any other officer or to any director.  The Board of Directors may require any employee of the Corporation (including, without limitation, any officer of the Corporation) or any agent of the Corporation to give security for the faithful performance of his or her duties.

ARTICLE V

Stock

Section 5.1.          Stock Certificates.  The shares of stock in the Corporation shall be represented by certificates; provided that the Board of Directors may provide by resolution or resolutions that some or all of any or all classes or series of the Corporation’s stock shall be uncertificated shares.  Any such resolution shall not apply to shares of the Corporation represented by a certificate theretofore issued until such certificate is surrendered to the Corporation.  Notwithstanding the adoption of such a resolution or resolutions by the Board of Directors, every holder of stock of the Corporation represented by certificates shall be entitled to have a certificate signed by or in the name of the Corporation by any two authorized officers of the Corporation, representing the number of shares of stock in the Corporation owned by such holder.  If such certificate is manually signed by one officer or manually countersigned by a transfer agent or by a registrar, any other signature on the certificate may be a facsimile or other reliable reproduction.  In case any officer, transfer agent or registrar who has signed or whose facsimile signature has been placed upon a certificate shall have ceased to be such officer, transfer agent or registrar before such certificate is issued, it may be issued by the Corporation with the same effect as if such person were such officer, transfer agent or registrar at the date of issue.  Except as otherwise expressly provided by applicable law, the rights and obligations of the holders of uncertificated shares of the Corporation and the rights and obligations of the holders of certificates representing stock of the same class and series of stock of the Corporation shall be identical.

Section 5.2.          Lost, Stolen or Destroyed Stock Certificates; Issuance of New Certificates.  The Corporation may issue a new certificate of stock or, if applicable, uncertificated shares of the Corporation in the place of any certificate theretofore issued by it, alleged to have been lost, stolen or destroyed, and the Corporation may require the owner of the lost, stolen or destroyed certificate, or such owner’s legal representative, to give the Corporation a bond sufficient to indemnify it against any claim that may be made against it on account of the alleged loss, theft or destruction of any such certificate or the issuance of such new certificate or uncertificated shares.

ARTICLE VI

Miscellaneous

Section 6.1.          Fiscal Year.  The fiscal year of the Corporation shall be determined by the Board of Directors.

Section 6.2.          Seal.  The Corporation may have a corporate seal that shall have the name of the Corporation inscribed thereon and shall be in such form as may be approved from time to time by the Board of Directors.  The corporate seal may be used by causing it or a facsimile thereof to be impressed or affixed or in any other manner reproduced.

Section 6.3.          Waiver of Notice of Meetings of Stockholders, Directors and Committees.  Whenever notice is required to be given under applicable law or any provision of the Charter or these Bylaws, a written waiver thereof, signed by the person entitled to notice, or a waiver by electronic transmission by the person entitled to notice, whether before or after the time stated therein, shall be deemed equivalent to notice.  Attendance of a person at a meeting shall constitute a waiver of notice of such meeting, except when the person attends a meeting for the express purpose of objecting at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened.  Neither the business to be transacted at, nor the purpose of, any regular or special meeting of the stockholders of the Corporation, directors or members of a committee of directors of the Corporation need be specified in any written waiver of notice unless so required by the Charter or these Bylaws.

Section 6.4.          Indemnification and Insurance.

(a)          Each person who was or is made a party or is threatened to be made a party to or is otherwise involved (including involvement, without limitation, as a witness) in any actual or threatened action, suit or proceeding, whether civil, criminal, administrative or investigative (a “Proceeding”), by reason of the fact that such person is or was a director or officer of the Corporation or, while a director or officer of the Corporation, is or was serving at the request of the Corporation as an employee or agent of the Corporation or as a director, officer, partner, member, trustee, administrator, employee or agent of another corporation or of a partnership, joint venture, limited liability company, trust or other enterprise, including service with respect to an employee benefit plan (an “Indemnitee”), whether the basis of such proceeding is alleged action in an official capacity as a director or officer or in any other capacity while serving as a director or officer, shall be indemnified and held harmless by the Corporation to the fullest extent authorized by the DGCL, as the same exists or may hereafter be amended (but, in the case of any such amendment, only to the extent that such amendment permits the Corporation to provide broader indemnification rights than permitted prior thereto), against all expense, liability and loss (including attorneys’ fees and related disbursements, judgments, fines, excise taxes or penalties under the Employee Retirement Income Security Act of 1974, as amended from time to time (“ERISA”), penalties and amounts paid or to be paid in settlement) reasonably incurred or suffered by such indemnitee in connection therewith and such indemnification shall continue as to an indemnitee who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the indemnitee’s heirs, executors and administrators; provided, however, that, except as provided in paragraph (b) of this Section 6.4 with respect to proceedings to enforce rights to indemnification, the Corporation shall indemnify any such indemnitee in connection with a proceeding (or part thereof) initiated by such indemnitee only if such proceeding (or part thereof) was authorized by the Board of Directors. The right to indemnification conferred in this paragraph (a) of this Section 6.4 shall be a contract right and shall include the obligation of the Corporation to pay the expenses incurred in defending any such proceeding in advance of its final disposition (an “Advance of Expenses”); provided, however, that an advance of expenses incurred by an indemnitee shall be made only upon delivery to the Corporation of an undertaking (an “Undertaking”), by or on behalf of such indemnitee, to repay all amounts so advanced if it shall ultimately be determined by final judicial decision from which there is no further right to appeal (a “Final Adjudication”) that such indemnitee is not entitled to be indemnified for such expenses under this paragraph (a) of this Section 6.4 or otherwise.

(b)          Any indemnification of a director or officer of the Corporation or advance of expenses (including attorneys’ fees, costs and charges) under paragraph (a) of this Section 6.4 shall be made promptly, and in any event within forty-five days (or, in the case of an advance of expenses, twenty days, provided that the director or officer has delivered the undertaking contemplated by paragraph (a) of this Section 6.4), upon the written request of the director or officer. If a determination by the Corporation that the director or officer is entitled to indemnification pursuant to this Section 6.4 is required, and the Corporation fails to respond within sixty days to a written request for indemnity, the Corporation shall be deemed to have approved the request.

(c)          To obtain indemnification under this Section 6.4, a claimant shall submit to the Corporation a written request, including therein or therewith such documentation and information as is reasonably available to the claimant and is reasonably necessary to determine whether and to what extent the claimant is entitled to indemnification. Upon written request by a claimant for indemnification pursuant to the first sentence of this paragraph (c), a determination, if required by applicable law, with respect to the claimant’s entitlement thereto shall be made as follows: (1) if requested by the claimant, by Independent Counsel (as hereinafter defined), or (2) if no request is made by the claimant for a determination by Independent Counsel, (i) by the Board of Directors by a majority vote of a quorum consisting of Disinterested Directors (as hereinafter defined), or (ii) if a quorum of the Board of Directors consisting of Disinterested Directors is not obtainable or, even if obtainable, such quorum of Disinterested Directors so directs, by Independent Counsel in a written opinion to the Board of Directors, a copy of which shall be delivered to the claimant, or (iii) if a quorum of Disinterested Directors so directs, by the stockholders of the Corporation. In the event the determination of entitlement to indemnification is to be made by Independent Counsel at the request of the claimant, the Independent Counsel shall be selected by the Board of Directors unless there shall have occurred within two years prior to the date of the commencement of the action, suit or proceeding for which indemnification is claimed a “Change of Control” (as defined below) in which case the Independent Counsel shall be selected by the claimant unless the claimant shall request that such selection be made by the Board of Directors. If it is so determined that the claimant is entitled to indemnification, payment to the claimant shall be made within 10 days after such determination. If the Corporation denies a written request for indemnification or advance of expenses, in whole or in part, or if payment in full pursuant to such request is not made within forty-five days (or, in the case of an advance of expenses, twenty days, provided that the director or officer has delivered the undertaking contemplated by paragraph (A) of this Section 6.4), the right to indemnification or advances as granted by this Section 6.4 shall be enforceable by the director or officer in any court of competent jurisdiction. Such person’s costs and expenses incurred in connection with successfully establishing his or her right to indemnification, in whole or in part, in any such action shall also be indemnified by the Corporation. It shall be a defense to any such action (other than an action brought to enforce a claim for the advance of expenses where the undertaking required pursuant to paragraph (a) of this Section 6.4, if any, has been tendered to the Corporation) that the claimant has not met the standards of conduct which make it permissible under the DGCL for the Corporation to indemnify the claimant for the amount claimed, but the burden of such defense shall be on the Corporation. Neither the failure of the Corporation (including its Board of Directors, Independent Counsel or its stockholders) to have made a determination prior to the commencement of such action that indemnification of the claimant is proper in the circumstances because such person has met the applicable standard of conduct set forth in the DGCL, nor an actual determination by the Corporation (including its Board of Directors, Independent  Counsel or its stockholders) that the claimant has not met such applicable standard of conduct, shall be a defense to the action or create a presumption that the claimant has not met the applicable standard of conduct. The procedure for indemnification of other employees and agents for whom indemnification is provided pursuant to paragraph (a) of this Section 6.4 shall be the same procedure set forth in this paragraph (c) of this Section 6.4 for directors or officers, unless otherwise set forth in the action of the Board of Directors providing indemnification for such employee or agent.

(d)          If a determination shall have been made pursuant to paragraph (c) of this Section 6.4 that the claimant is entitled to indemnification, the Corporation shall be bound by such determination in any judicial proceeding commenced pursuant to paragraph (c) of this Section 6.4.

(e)          The Corporation shall be precluded from asserting in any judicial proceeding commenced pursuant to paragraph (c) of this Section 6.4 that the procedures and presumptions of this Section 6.4 are not valid, binding and enforceable and shall stipulate in such proceeding that the Corporation is bound by all the provisions of this Section 6.4.

(f)          The rights to indemnification and to the advance of expenses conferred in this Section 6.4 shall not be exclusive of any other right which any person may have or hereafter acquire under these Bylaws or under any statute, by-law, agreement, vote of stockholders or Disinterested Directors or otherwise. All rights to indemnification under this Section 6.4 shall be deemed to be a contract between the Corporation and each director or officer of the Corporation who serves or served in such capacity at any time while this Section 6.4 is in effect. Any repeal or modification of this Section 6.4 or any repeal or modification of relevant provisions of the DGCL or any other applicable laws shall not in any way diminish any rights to indemnification of such director or officer or the obligations of the Corporation arising hereunder with respect to any proceeding arising out of, or relating to, any actions, transactions or facts occurring prior to the final adoption of such modification or repeal.

(g)          The Corporation may purchase and maintain insurance on its own behalf and on behalf of any person who is or was or has agreed to become a director, officer, employee or agent of the Corporation or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any expense, liability or loss asserted against him or her and incurred by him or her in any such capacity, or arising out of his or her status as such, whether or not the Corporation would have the power to indemnify such person against such expenses, liability or loss under the DGCL.

(h)          Any person serving as a director, officer, employee or agent of another corporation, partnership, limited liability company, joint venture or other enterprise, at least 50% of whose equity interests are owned by the Corporation (a “subsidiary” for this Section 6.4) shall be conclusively presumed to be serving in such capacity at the request of the Corporation.

(i)          Persons who after the date of the adoption of these Bylaws become or remain directors or officers of the Corporation or who, while a director or officer of the Corporation, become or remain a director, officer, employee or agent of a subsidiary, shall be conclusively presumed to have relied on the rights to indemnity, advance of expenses and other rights contained in this Section 6.4 in entering into or continuing such service. The rights to indemnification and to the advance of expenses conferred in this Section 6.4 shall apply to claims made against an indemnitee arising out of acts or omissions which occurred or occur both prior and subsequent to the adoption hereof.

(j)          For purposes of this Section 6.4, references to the “Corporation” shall include, in addition to the resulting Corporation, any constituent Corporation (including any constituent of a constituent) absorbed in a consolidation or merger which, if its separate existence had continued, would have had power and authority to indemnify its directors, officers and employees or agents, so that any person who is or was a director, officer, employee or agent of such constituent Corporation, or is or was serving at the request of such constituent Corporation as a director, officer, employee or agent of another Corporation, partnership, joint venture, trust or other enterprise, shall stand in the same position under this Section 6.4 with respect to the resulting or surviving Corporation as he or she would have with respect to such constituent Corporation if its separate existence had continued.

(k)          If this Section 6.4 or any portion hereof shall be invalidated on any ground by any court of competent jurisdiction, then the Corporation shall nevertheless indemnify each person entitled to indemnification under paragraph (b) of this Section 6.4 as to all expense, liability and loss (including attorneys’ fees and related disbursements, judgments, penalties, fines, ERISA excise taxes and penalties, and amounts paid or to be paid in settlement) actually and reasonably incurred or suffered by such person and for which indemnification is available to such person pursuant to this Section 6.4 to the fullest extent permitted by any applicable portion of this Section 6.4 that shall not have been invalidated and to the fullest extent permitted by applicable law.

(l)          Unless the Corporation consents in writing to the selection of an alternative forum, the sole and exclusive forum for (i) any derivative action or proceeding brought on behalf of the Corporation, (ii) any action asserting a claim of breach of a fiduciary duty owed by any director or officer or other employee of the Corporation to the Corporation or the Corporation’s stockholders, (iii) any action asserting a claim against the Corporation or any director or officer or other employee of the Corporation arising pursuant to any provision of the DGCL or the Corporation’s Certificate of Incorporation or these Bylaws (as either may be amended from time to time), or (iv) any action asserting a claim against the Corporation or any director or officer or other employee of the Corporation governed by the internal affairs doctrines shall be a state court located within the State of Delaware (or, if no state court located within the State of Delaware has jurisdiction, the United States District Court for the District of Delaware).

(m)         For purposes of this Section 6.4:

(1) “Disinterested Director” means a director of the Corporation who is not and was not a party to the matter in respect of which indemnification is sought by the claimant.

(2) “Independent Counsel” means a law firm, a member of a law firm, or an independent practitioner, that is experienced in matters of corporation law and shall include any person who, under the applicable standards of professional conduct then prevailing, would not have a conflict of interest in representing either the Corporation or the claimant in an action to determine the claimant’s rights under this Section 6.4.

(3) “Change of Control” has the meaning given such term in the W. R. Grace & Co. 2011 Stock Incentive Plan, as the same may be amended or superseded from time to time.

(n)          Any notice, request or other communication required or permitted to be given to the Corporation under this Section 6.4 shall be in writing and either delivered in person or sent by facsimile transmission, email, overnight mail or courier service, or certified or registered mail, postage prepaid, return receipt requested, to the Secretary of the Corporation and shall be effective only upon receipt by the Secretary.

Section 6.5.          Interested Directors; Quorum.  No contract or other agreement, understanding, arrangement or instrument or transaction between the Corporation and one or more of its directors or officers, or between the Corporation and any other corporation, partnership, association or other organization in which one or more of its directors or officers are directors or officers or equivalents, or have a financial interest, shall be void or voidable solely for this reason, or solely because the director or officer is present at or participates in the meeting of the Board of Directors or committee thereof that authorizes the contract or other agreement, understandings arrangement or instrument or transaction, or solely because his or her or their votes are counted for such purpose, if:  (a) the material facts as to his or her relationship or interest and as to the contract or other agreement, understanding, arrangement or instrument or transaction are disclosed or are known to the Board of Directors or the committee, and the Board of Directors or committee in good faith authorizes the contract or other agreement, understanding, arrangement or instruments or transaction by the affirmative votes of a majority of the disinterested directors, even though the disinterested directors be less than a quorum; (b) the material facts as to his or her relationship or interest and as to the contract or other agreement, understanding, arrangement or instruments or transaction are disclosed or are known to the stockholders of the Corporation entitled to vote thereon, and the contract or other agreement, understanding, arrangement or instruments or transaction is specifically approved in good faith by vote of the stockholders of the Corporation; or (c) the contract or other agreement, understanding, arrangement or instruments or transaction is fair as to the Corporation as of the time it is authorized, approved or ratified, by the Board of Directors, a committee thereof or the stockholders of the Corporation.  Common or interested directors may be counted in determining the presence of a quorum at a meeting of the Board of Directors or of a committee that authorizes the contract or other agreement, understanding, arrangement or instruments or transaction.

Section 6.6.          Form of Records.  Any records administered by or on behalf of the Corporation in the regular course of its business, including its stock ledger (as such term is defined in Section 219(c) of the DGCL), books of account, and minute books, may be kept on, or be in the form of, any information storage device or method, or one or more electronic networks or databases (including one or more distributed electronic networks or databases); provided that the records so kept can be converted into clearly legible form within a reasonable time, and with respect to the stock ledger, that the records so kept satisfy clauses (i) through (iii) of Section 224 of the DGCL.  The Corporation shall so convert any records so kept upon the request of any person entitled by law to inspect such records in accordance with law.

Section 6.7.          Conflict with Applicable Law or Certificate of Incorporation.  These Bylaws are adopted subject to any applicable law and the Charter.  Whenever these Bylaws may conflict with any applicable law or the Charter, such conflict shall be resolved in favor of such law or the Charter, as applicable.

Section 6.8.          Amendment or Repeal.  These Bylaws may be amended or repealed, and new bylaws adopted, by the Board of Directors, but the stockholders of the Corporation entitled to vote may adopt additional bylaws and may amend or repeal any bylaw whether or not adopted by them.